Exhibit 31.2

Certification

I, Michael Cooperman, certify that:

1.                                       I have reviewed this amendment on Form 10-K/A of Tucows Inc.; and

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 11, 2006	/s/ MICHAEL COOPERMAN
Michael Cooperman
Chief Financial Officer